Forum Energy Technologies Announces
First Quarter 2018 Results
HOUSTON, TEXAS, APRIL 30, 2018 - Forum Energy Technologies, Inc. (NYSE: FET) today announced first quarter 2018 revenue of $250 million, an increase of $3 million from the fourth quarter 2017. Net income for the quarter was $28 million, or $0.25 per diluted share, compared to net income of $49 million, or $0.45 per diluted share, for the fourth quarter 2017. Excluding $36 million, or $0.32 per share of special items, the adjusted net loss was $0.07 per diluted share in the first quarter of 2018. This adjusted net loss includes a negative impact of $0.02 per diluted share related to certain unrecognized tax benefits.
Special items in the first quarter of 2018, on a pre-tax basis, included a gain of $34 million related to the contribution of the subsea rentals business to Ashtead Technology in exchange for a 40% interest in the combined company and a $16 million tax benefit from applying updated guidance on U.S. tax reform, partially offset by $4 million of foreign exchange losses and $7 million of other charges. See Tables 1-3 for a reconciliation of GAAP to non-GAAP financial information.
Segment Results
Completions segment revenue was $113 million, an increase of $9 million, or 9%, sequentially, due to improved customer spending on pressure pumping equipment, coiled tubing and downhole completion products. New inbound orders in the first quarter were $111 million, an increase of $10 million, or 10%, resulting in a book to bill ratio of 99%. The Completions segment designs and manufactures products for the well construction, completion, stimulation and intervention markets primarily in North America.
Production & Infrastructure segment revenue was $86 million, a 6% decrease from the fourth quarter 2017, after strong deliveries of well site production equipment in the U.S. in the fourth quarter. New inbound orders in the first quarter were $97 million, a 20% increase sequentially, resulting in a book to bill ratio of 112%. Orders for valves in the first quarter set another record, as customers prepare for downstream projects later in the year. The Production & Infrastructure segment manufactures U.S. land well site production equipment, desalination refinery equipment, and a wide range of valves for energy, industrial and mining customers.
Drilling & Subsea segment revenue was $52 million, a decrease of $2 million from the fourth quarter 2017, primarily due to the contribution of the subsea rentals business to Ashtead in early January 2018. The decline in subsea revenue was partially offset by higher sales of drilling consumable products and handling tools. New inbound orders in the first quarter were $53 million, a 7% increase from the fourth quarter 2017, resulting in a book to bill ratio of 102%, led by orders for drilling equipment in the U.S., partially offset by delays of long anticipated orders for subsea capital equipment. Drilling & Subsea operations focus primarily on manufactured equipment and consumable products for global drilling and subsea contractors.
Review and Outlook
Prady Iyyanki, Forum’s President and Chief Executive Officer, remarked, "Our overall performance was in line with our expectations, except for the Subsea product line. Drilling and completions activity in North America continued to improve and we began to see the early signs of a recovery in international land drilling activity. These improving market fundamentals drove growth in orders in each of our three segments.
"New orders received by Forum in the first quarter were $261 million, a $30 million increase, or 13% sequentially, resulting in a book to bill ratio of 104%. Despite the slow start to the quarter, revenue was up from the prior quarter to $250 million. Adjusted EBITDA was $19 million, even with a sequential decrease of approximately $4.5 million in the Subsea product line.
"Our financial liquidity remains strong. During the quarter, we paid down $50 million on our revolving credit facility and we ended the quarter with approximately $277 million of total liquidity.
"We expect robust growth for the balance of the year, led by our North America focused Completions and Production & Infrastructure segments. We are also well positioned to capture growth opportunities in our Drilling product line as the global land rig count improves. Regarding Subsea, we expect to receive some large non-oil and gas orders in the second quarter. With these orders, and our continued focus on streamlining operations, Subsea will achieve EBITDA break even or better for the balance of the year."
Recent Events
Forum received orders in the first quarter of 2018 for over 280,000 horsepower of J-Mac hydraulic fracturing power ends.
Forum was awarded a multiyear frame agreement to supply its Davis-Lynch casing and cementing equipment to an international service company, providing the opportunity to obtain significant incremental revenue.
On January 3, 2018, the Company contributed Forum Subsea Rentals into Ashtead Technology, a competing business, in exchange for a 40% interest in the combined company. The transaction creates a market leading independent provider of subsea survey and remotely operated vehicle equipment rental services.

Conference Call Information

Forum's conference call is scheduled for Tuesday, May 1, 2018 at 9:00 AM CDT. During the call, the Company intends to discuss first quarter 2018 results. To participate in the earnings conference call, please call 855-757-8876 within North America, or 631-485-4851 outside of North America. The access code is 8694337. The call will also be broadcast through the Investor Relations link on Forum’s website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for two weeks after the call and may be accessed by dialing 855-859-2056 within North America, or 404-537-3406 outside of North America. The access code is 8694337.

Forum Energy Technologies is a global oilfield products company, serving the drilling, subsea, completions, production and infrastructure sectors of the oil and natural gas industry. The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Mark Traylor - Vice President, Investor Relations
281.368.1108
mark.traylor@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	March 31,		December 31,
(in millions, except per share information)	2018	2017	2017
Revenue	$250.2	$171.1	$247.7
Cost of sales	182.9	132.1	194.7
Gross profit	67.3	39.0	53.0
Operating expenses
Selling, general and administrative expenses	72.1	60.7	68.0
Goodwill and intangible asset impairments	—	—	0.4
Transaction expenses	1.3	0.6	4.8
Loss (gain) on disposal of assets and other	(0.4)	(0.2)	0.5
Total operating expenses	73.0	61.1	73.7
Earnings (loss) from equity investment	(1.0)	1.5	(6.4)
Operating loss	(6.7)	(20.6)	(27.1)
Other expense (income)
Interest expense	8.1	6.6	7.5
Foreign exchange losses and other, net	3.5	1.5	0.7
Gain on contribution of subsea rentals business	(33.5)	—	—
Gain on previously held equity investment	—	—	(120.4)
Total other (income) expense, net	(21.9)	8.1	(112.2)
Income (loss) before income taxes	15.2	(28.7)	85.1
Income tax expense (benefit) (1)	(12.9)	(12.9)	36.0
Net income (loss) (2)	$28.1	$(15.8)	$49.1

Weighted average shares outstanding
Basic	108.4	95.9	105.9
Diluted	110.9	95.9	108.6

Earnings (loss) per share
Basic	$0.26	$(0.16)	$0.46
Diluted	$0.25	$(0.16)	$0.45

(1) U.S. tax reform significantly changes U.S. corporate income tax laws by, among other things, reducing the U.S. corporate income tax rate to 21% starting in 2018 and creating a territorial tax system with a one-time mandatory tax on previously deferred earnings of non-U.S. subsidiaries. As a result, the Company recorded a provisional charge of $10.1 million during the fourth quarter of 2017. Based on guidance recently issued by the U.S. Internal Revenue Service ("IRS"), the Company updated our provisional estimate and recorded a $16.2 million benefit in the first quarter of 2018 to reflect the revised provisional estimate. The impacts related to U.S. tax reform remain provisional in nature and are subject to further adjustment as additional guidance is provided by the U.S. IRS regarding the application of the new U.S. corporate income tax laws.

(2) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	March 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$42.3	$115.2
Accounts receivable—trade, net	194.9	202.9
Inventories, net	468.9	443.2
Other current assets	47.9	29.1
Total current assets	754.0	790.4
Property and equipment, net of accumulated depreciation	184.5	197.3
Goodwill and other intangibles, net	1,184.5	1,198.3
Investment in unconsolidated subsidiary	43.1	—
Other long-term assets	16.4	9.2
Total assets	$2,182.5	$2,195.2
Liabilities and equity
Current liabilities
Current portion of long-term debt	$1.1	$1.2
Other current liabilities	216.1	215.1
Total current liabilities	217.2	216.3
Long-term debt, net of current portion	456.6	506.8
Other long-term liabilities	61.8	63.1
Total liabilities	735.6	786.2
Total equity	1,446.9	1,409.0
Total liabilities and equity	$2,182.5	$2,195.2

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Three months ended March 31,
(in millions of dollars)	2018	2017
Cash flows from operating activities
Net income (loss)	$28.1	$(15.8)
Depreciation and amortization	18.7	15.5
Other, primarily working capital	(66.1)	(14.7)
Net cash used in operating activities	(19.3)	(15.0)

Cash flows from investing activities
Capital expenditures for property and equipment	(5.1)	(3.5)
Proceeds from sale of business, property and equipment	5.1	—
Acquisition of businesses, net of cash acquired	—	(8.7)
Investment in unconsolidated subsidiary	—	(1.0)
Net cash used in investing activities	—	(13.2)

Cash flows from financing activities
Repayments of debt	(50.7)	(0.9)
Repurchases of stock	(2.0)	(4.4)
Proceeds from stock issuance	—	1.8
Net cash used in financing activities	(52.7)	(3.5)

Effect of exchange rate changes on cash	(0.9)	2.2
Net decrease in cash, cash equivalents and restricted cash	$(72.9)	$(29.5)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (4)
	Three months ended			Three months ended
(in millions of dollars)	March 31, 2018	March 31, 2017	December 31, 2017	March 31, 2018	March 31, 2017	December 31, 2017
Revenue (5)
Drilling & Subsea	$52.3	$61.9	$54.1	$52.3	$61.9	$54.1
Completions	112.5	42.4	103.3	112.5	42.4	103.3
Production & Infrastructure	86.4	67.6	91.6	86.4	67.6	91.6
Eliminations	(1.0)	(0.8)	(1.3)	(1.0)	(0.8)	(1.3)
Total revenue	$250.2	$171.1	$247.7	$250.2	$171.1	$247.7

Operating income (loss)(5)
Drilling & Subsea (1)	$(10.2)	$(8.3)	$(8.0)	$(8.6)	$(8.0)	$(6.5)
Operating income margin %	(19.5)%	(13.4)%	(14.8)%	(16.4)%	(12.9)%	(12.0)%
Completions (1)	8.9	(3.5)	(5.5)	12.1	(3.5)	10.3
Operating income margin %	7.9%	(8.3)%	(5.3)%	10.8%	(8.3)%	10.0%
Production & Infrastructure	4.2	(0.6)	0.7	4.2	(0.4)	5.0
Operating income margin %	4.9%	(0.9)%	0.8%	4.9%	(0.6)%	5.5%
Corporate	(8.7)	(7.8)	(8.5)	(8.3)	(7.4)	(8.1)
Total segment operating loss	(5.8)	(20.2)	(21.3)	(0.6)	(19.3)	0.7
Other items not in segment operating income (2)	(0.9)	(0.4)	(5.8)	0.6	0.1	0.1
Total operating loss	$(6.7)	$(20.6)	$(27.1)	$—	$(19.2)	$0.8
Operating income margin %	(2.7)%	(12.0)%	(10.9)%	—%	(11.2)%	0.3%

EBITDA (3)(5)
Drilling & Subsea	$25.0	$(3.0)	$(2.0)	$(3.6)	$(1.0)	$(0.2)
EBITDA Margin %	47.8%	(4.8)%	(3.7)%	(6.9)%	(1.6)%	(0.4)%
Completions	20.3	2.9	122.3	23.6	3.0	21.7
EBITDA Margin %	18.0%	6.8%	118.4%	21.0%	7.1%	21.0%
Production & Infrastructure	7.0	1.8	2.1	7.2	2.0	7.3
EBITDA Margin %	8.1%	2.7%	2.3%	8.3%	3.0%	8.0%
Corporate	(10.4)	(8.3)	(10.0)	(8.3)	(7.4)	(8.2)
Total EBITDA	$41.9	$(6.6)	$112.4	$18.9	$(3.4)	$20.6
EBITDA Margin %	16.7%	(3.9)%	45.4%	7.6%	(2.0)%	8.3%

(1) Includes earnings (loss) from equity investment.
(2) Includes transaction expenses, gain/(loss) on sale of assets, and intangible assets impairments.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Refer to Table 1 for schedule of adjusting items.
(5) In order to better align with the predominant customer base of the segment, the Company has moved management and financial reporting of the Company's fully rotational torque machine operations, which operates under the AMC brand, from the Drilling and Subsea segment to the Completions segment. Prior period financial information has been revised to conform with current period presentation with no impact to total segment operating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	March 31, 2018	March 31, 2017	December 31, 2017
Orders(2)
Drilling & Subsea	$53.1	$68.4	$49.6
Completions	111.1	50.1	101.1
Production & Infrastructure	96.8	75.4	80.8
Total orders	$261.0	$193.9	$231.5

Revenue(2)
Drilling & Subsea	$52.3	$61.9	$54.1
Completions	112.5	42.4	103.3
Production & Infrastructure	86.4	67.6	91.6
Eliminations	(1.0)	(0.8)	(1.3)
Total revenue	$250.2	$171.1	$247.7

Book to bill ratio (1)
Drilling & Subsea	1.02	1.11	0.92
Completions	0.99	1.18	0.98
Production & Infrastructure	1.12	1.12	0.88
Total book to bill ratio	1.04	1.13	0.93

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period.  The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products, in the markets in which the Company operates, is strengthening or declining.  A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand.  In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

(2) In order to better align with the predominant customer base of the segment, the Company has moved management and financial reporting of the Company's fully rotational torque machine operations, which operates under the AMC brand, from the Drilling and Subsea segment to the Completions segment. Prior period financial information has been revised to conform with current period presentation with no impact to total segment operating results.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	March 31, 2018			March 31, 2017			December 31, 2017
(in millions, except per share information)	Operating income (loss)	EBITDA(1)	Net income (loss)	Operating income (loss)	EBITDA(1)	Net income (loss)	Operating income (loss)	EBITDA(1)	Net income (loss)
As Reported	$(6.7)	$41.9	$28.1	$(20.6)	$(6.6)	$(15.8)	$(27.1)	$112.4	$49.1
% of revenue	(2.7)%	16.7%		(12.0)%	(3.9)%		(10.9)%	45.4%
Restructuring charges and other	2.9	2.9	3.3	0.8	0.8	0.8	3.3	3.3	3.3
Transaction expenses	1.3	1.3	1.3	0.6	0.6	0.6	4.8	4.8	4.8
Inventory and other working capital reserve	2.5	2.5	2.5	—	—	—	13.0	13.0	13.0
Goodwill and intangible asset impairment	—	—	—	—	—	—	0.4	0.4	0.4
Gain on subsea rentals business contributed to Ashtead	—	(33.5)	(33.5)	—	—	—	—	—	—
Gain realized on previously held equity investment	—	—	—	—	—	—	—	(120.4)	(120.4)
Acquisition related equity-based compensation recorded by equity investment subsidiary	—	—	—	—	—	—	6.4	6.4	6.4
Loss (gain) on foreign exchange, net(2)	—	3.8	3.8	—	1.8	1.8	—	0.7	0.7
Income tax expense (benefit) of adjustments	—	—	3.2	—	—	(0.9)	—	—	23.5
Impact of U.S. tax reform	—	—	(16.2)	—	—	—	—	—	10.1
U.K. NOL valuation allowance	—	—	—	—	—	—	—	—	4.5
As adjusted(1)	$—	$18.9	$(7.5)	$(19.2)	$(3.4)	$(13.5)	$0.8	$20.6	$(4.6)
% of revenue	—%	7.6%		(11.2)%	(2.0)%		0.3%	8.3%

Diluted shares outstanding as reported			110.9			95.9			108.6
Diluted shares outstanding as adjusted			108.4			95.9			108.6

Diluted EPS - as reported			$0.25			$(0.16)			$0.45
Diluted EPS - as adjusted			$(0.07)			$(0.14)			$(0.04)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors because (i) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions and (ii) each of adjusted EBITDA, adjusted operating income and adjusted Diluted EPS is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 2 - Adjusting Items
	Three months ended
(in millions of dollars)	March 31, 2018	March 31, 2017	December 31, 2017
EBITDA reconciliation (1)
Net income (loss)	$28.1	$(15.8)	$49.1
Interest expense	8.1	6.6	7.5
Depreciation and amortization	18.6	15.6	19.9
Income tax benefit	(12.9)	(12.9)	36.0
EBITDA	$41.9	$(6.6)	$112.4

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 3 - Adjusting items
	Three months ended
(in millions of dollars)	March 31, 2018	March 31, 2017
Free cash flow, before acquisitions, reconciliation (1)
Net cash used in operating activities	$(19.3)	$(15.0)
Capital expenditures for property and equipment	(5.1)	(3.5)
Proceeds from sale of property and equipment	5.1	—
Free cash flow, before acquisitions	$(19.3)	$(18.5)

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)
	Three months ended
(in millions of dollars)	March 31, 2018		March 31, 2017		December 31, 2017
Revenue:	$	%	$	%	$	%
Drilling Technologies	$42.8	17.1%	$45.1	26.4%	$38.5	15.5%
Subsea Technologies	9.5	3.8%	16.8	9.8%	15.6	6.3%
Drilling & Subsea	52.3	20.9%	61.9	36.2%	54.1	21.8%

Downhole Technologies	24.5	9.8%	16.6	9.7%	22.3	9.0%
Stimulation and Intervention	51.0	20.4%	25.8	15.1%	45.5	18.4%
Coiled Tubing	37.0	14.8%	—	—%	35.5	14.3%
Completions	112.5	45.0%	42.4	24.8%	103.3	41.7%

Production Equipment	31.5	12.6%	24.7	14.4%	35.0	14.1%
Valve Solutions	54.9	21.9%	42.9	25.1%	56.6	22.9%
Production & Infrastructure	86.4	34.5%	67.6	39.5%	91.6	37.0%
Eliminations	(1.0)	(0.4)%	(0.8)	(0.5)%	(1.3)	(0.5)%
Total Revenue	$250.2	100.0%	$171.1	100.0%	$247.7	100.0%